Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333- ____) on Form S-8 of 22nd Century Group, Inc. of our report, dated March 9, 2023, appearing in the Annual Report on Form 10-K of 22nd Century Group, Inc. filed with the Securities and Exchange Commission on March 9, 2023.

/s/ FREED MAXICK CPAs, P.C

Buffalo, NY

August 18, 2023